Exhibit 99.1

DoubleVerify Reports First Quarter 2022 Financial Results

Increased Revenue by 43% Year-over-Year to $96.7 Million, a Record for the First Quarter, Driven by Global Growth in Pre-Campaign Activation Across Programmatic, Social and CTV

Activation Revenue Increased 56% to $53.0 Million

Achieved Net Income of $4.6 Million and First Quarter Record Adjusted EBITDA of $24.7 Million

Raised Full Year 2022 Revenue and Adjusted EBITDA Outlook

NEW YORK – May 10, 2022 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced financial results for the first quarter ended March 31, 2022.

“We came out of the gate exceptionally strong in 2022,” said Mark Zagorski, CEO of DoubleVerify. “Our investments in innovation and global scale have delivered record Q1 revenue and growth rates that exceeded our expectations. Revenue and volume on both activation and measurement grew as advertisers continued to embrace and expand their relationship with DV based on our essential, unbiased solutions. Our product innovation success, industry-leading accreditations in fast growing sectors such as programmatic and CTV and broader international footprint have yielded new enterprise client wins and meaningful expansion opportunities within our existing blue-chip customer base. We have raised our full year outlook and remain confident in our ability to sustain strong growth in 2022 and beyond.”

First Quarter 2022 Financial Highlights:

(All comparisons are to the first quarter of 2021)

●	Total revenue of $96.7 million, an increase of 43%.
●	Activation revenue of $53.0 million, an increase of 56%.
●	Measurement revenue of $33.8 million, an increase of 23%.
o	Media Transactions Measured (“MTM”) for CTV and Social increased by 55% and 22% respectively.
o	International revenue increased by 40%, with EMEA revenue growth of 41% and APAC revenue growth of 38%.
●	Supply-Side revenue of $9.9 million, an increase of 61%.
●	Net income of $4.6 million and adjusted EBITDA of $24.7 million, which increased by 14% and represented a 26% adjusted EBITDA margin.

First Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 41% year-over-year in the first quarter primarily due to a 27% increase in Media Transactions Measured (“MTM”) and a 7% increase in Measured Transaction Fee (“MTF”), and continued to achieve a Gross Revenue Retention rate of over 95% in the first quarter.

●	Grew premium-priced Authentic Brand Suitability (ABS) revenues by approximately 52% year-over-year in the first quarter driven by existing client upsells and geographic expansion as well as by nearly 100 more clients using the solution in the first quarter of 2022 compared to the prior year period.

●	Drove global market share growth through new logo wins including Best Buy, Subway, KFC, Travelers, Norwegian Cruise Lines and Oppo.

●	Closed an enterprise deal with Best Buy who will rely on DV’s suite of measurement and performance solutions for its ad campaigns. In addition, DV will provide its services to Best Buy Ads, Best Buy’s In-House Media Company.

●	First to earn Media Rating Council (MRC) accreditation for DV’s independent, third-party calculation and reporting of YouTube video viewability for desktop and mobile (web and app) using Google’s Ads Data Hub (ADH).

“We achieved strong first quarter revenue growth driven by our product success in fast-growth sectors such as Programmatic and CTV and delivered outperformance on adjusted EBITDA margins,” said Nicola Allais, CFO of DoubleVerify. “We continue to fuel our long-term growth trajectory using our strong cash position to continue to strategically invest in our business by hiring and retaining top talent and developing market-leading products. Visibility for the second quarter remains high, giving us the confidence to raise our revenue and adjusted EBITDA outlook for full year 2022.”

Second Quarter and Full-Year 2022 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Second Quarter 2022:

●	Revenue of $101 to $103 million, a year-over-year increase of 33% at the midpoint.
●	Adjusted EBITDA in the range of $27 to $29 million, representing a 27% margin at the midpoint.

Full Year 2022:

●	Revenue of $439 to $445 million, a year-over-year increase of 33% at the midpoint.
●	Adjusted EBITDA in the range of $131 to $137 million, representing a 30% margin at the midpoint.

With respect to the Company’s expectations under "Second Quarter and Full Year 2022 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast and Other Information

DoubleVerify will host a conference call and live webcast to discuss its first quarter 2022 financial results at 4:30 p.m. Eastern Time today, May 10, 2022. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	March 31, 2022	December 31, 2021
Assets:
Current assets
Cash and cash equivalents	$211,600	$221,591
Trade receivables, net of allowances for doubtful accounts of $7,315 and $6,527 as of March 31, 2022 and December 31, 2021, respectively	134,030	122,938
Prepaid expenses and other current assets	24,979	23,295
Total current assets	370,609	367,824
Property, plant and equipment, net	19,152	17,575
Operating lease right-of-use assets, net	76,825	—
Goodwill	342,666	350,560
Intangible assets, net	154,512	153,395
Deferred tax assets	60	60
Other non-current assets	1,859	2,780
Total assets	$965,683	$892,194
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$3,821	$3,853
Accrued expense	26,190	41,456
Operating lease liabilities, current	4,909	—
Income tax liabilities	996	1,321
Current portion of finance lease obligations	2,027	1,970
Contingent considerations, current	—	1,717
Other current liabilities	6,745	6,716
Total current liabilities	44,688	57,033
Operating lease liabilities, non-current	74,334	—
Finance lease obligations	2,043	2,579
Deferred tax liabilities	28,291	30,307
Other non-current liabilities	2,638	3,209
Total liabilities	$151,994	$93,128
Commitments and contingencies (Note 13)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 163,118 shares issued and 163,027 outstanding as of March 31, 2022; 1,000,000 shares authorized, 162,347 shares issued and 162,297 shares outstanding as of December 31, 2021	163	162
Additional paid-in capital	729,899	717,228
Treasury stock, at cost, 91 shares and 50 shares as of March 31, 2022 and December 31, 2021, respectively	(2,860)	(1,802)
Retained earnings	88,828	84,249
Accumulated other comprehensive loss, net of income taxes	(2,341)	(771)
Total stockholders’ equity	813,689	799,066
Total liabilities and stockholders' equity	$965,683	$892,194

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share data)	2022	2021
Revenue	$96,723	$67,586
Cost of revenue (exclusive of depreciation and amortization shown separately below)	16,877	10,203
Product development	21,588	14,179
Sales, marketing and customer support	26,684	15,534
General and administrative	19,675	11,835
Depreciation and amortization	9,040	7,057
Income from operations	2,859	8,778
Interest expense	232	390
Other expense (income), net	46	(49)
Income before income taxes	2,581	8,437
Income tax (benefit) expense	(1,998)	2,793
Net income	$4,579	$5,644
Earnings per share:
Basic	$0.03	$0.05
Diluted	$0.03	$0.04
Weighted-average common stock outstanding:
Basic	162,612	125,112
Diluted	170,439	133,578
Comprehensive income:
Net income	$4,579	$5,644
Other comprehensive income:
Foreign currency cumulative translation adjustment	(1,570)	(799)
Total comprehensive income	$3,009	$4,845

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

									Accumulated
									Other
									Comprehensive
							Additional		Income (Loss)	Total
	Common Stock		Preferred Stock		Treasury Stock		Paid-in	Retained	Net of	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balance as of January 1, 2022	162,347	$162	—	$—	50	$(1,802)	$717,228	$84,249	$(771)	$799,066
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(1,570)	(1,570)
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	41	(1,058)	—	—	—	(1,058)
Stock-based compensation expense	—	—	—	—	—	—	10,994	—	—	10,994
Common stock issued to non-employees	4	—	—	—	—	—	—	—	—	—
Common stock issued upon exercise of stock options	572	1	—	—	—	—	1,677	—	—	1,678
Common stock issued upon vesting of restricted stock units	195	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	4,579	—	4,579
Balance as of March 31, 2022	163,118	$163	—	$—	91	$(2,860)	$729,899	$88,828	$(2,341)	$813,689

Balance as of January 1, 2021	140,222	$140	61,006	$610	15,146	$(260,686)	$620,679	$54,941	$1,011	$416,695
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(799)	(799)
Stock-based compensation expense	—	—	—	—	—	—	2,538	—	—	2,538
Common stock issued upon exercise of stock options	180	—	—	—	—	—	538	—	—	538
Net income	—	—	—	—	—	—	—	5,644	—	5,644
Balance as of March 31, 2021	140,402	$140	61,006	$610	15,146	$(260,686)	$623,755	$60,585	$212	$424,616

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 31,
(in thousands)	2022	2021
Operating activities:
Net income	$4,579	$5,644
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense (recovery)	1,079	(390)
Depreciation and amortization expense	9,040	7,057
Amortization of debt issuance costs	74	74
Non-cash lease expense	2,002	—
Deferred taxes	(2,016)	(1,328)
Stock-based compensation expense	10,994	2,538
Interest (income) expense	(14)	66
Loss on disposal of fixed assets	471	—
Offering costs	—	3,073
Other	(150)	(68)
Changes in operating assets and liabilities net of effect of business combinations
Trade receivables	(12,224)	7,803
Prepaid expenses and other assets	(2,332)	1,742
Trade payables	2	(524)
Accrued expenses and other liabilities	(13,754)	(6,223)
Net cash (used in) provided by operating activities	(2,249)	19,464
Investing activities:
Purchase of property, plant and equipment	(4,759)	(1,915)
Net cash (used in) investing activities	(4,759)	(1,915)
Financing activities:
Payment of contingent consideration related to Zentrick acquisition	(3,247)	—
Proceeds from common stock issued upon exercise of stock options	1,678	538
Payments related to offering costs	(6)	(1,181)
Finance lease payments	(480)	(235)
Shares repurchased for settlement of employee tax withholdings	(1,058)	—
Net cash (used in) financing activities	(3,113)	(878)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	131	(209)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(9,990)	16,462
Cash, cash equivalents, and restricted cash - Beginning of period	221,725	33,395
Cash, cash equivalents, and restricted cash - End of period	$211,735	$49,857

Cash and cash equivalents	211,600	49,815
Restricted cash (included in prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	135	42
Total cash and cash equivalents and restricted cash	$211,735	$49,857
Supplemental cash flow information:
Cash paid for taxes	948	1,045
Cash paid for interest	244	147
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	79,563	—
Acquisition of equipment under finance lease	—	1,518
Offering costs included in accounts payable and accrued expense	—	1,889

Comparison of the Three Months Ended March 31, 2022 and March 31, 2021

Revenue

	Three Months Ended March 31,		Change	Change
	2022	2021	$	%

	(In Thousands)
Revenue by customer type:
Measurement (f/k/a Advertiser - direct)	$33,834	$27,541	$6,293	23%
Activation (f/k/a Advertiser - programmatic)	53,031	33,912	19,119	56
Supply-side customer	9,858	6,133	3,725	61
Total revenue	$96,723	$67,586	$29,137	43%

Adjusted EBITDA

In addition to our results determined in accordance with GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended March 31,
	2022	2021

	(In Thousands)
Net income	$4,579	$5,644
Net income margin	5%	8%
Depreciation and amortization	9,040	7,057
Stock-based compensation	10,994	2,538
Interest expense	232	390
Income tax (benefit) expense	(1,998)	2,793
M&A and restructuring costs (recoveries) (a)	653	(18)
Offering, IPO readiness and secondary offering costs (b)	—	3,261
Other costs (c)	1,197	109
Other expense (income) (d)	46	(49)
Adjusted EBITDA	$24,743	$21,725
Adjusted EBITDA margin	26%	32%

(a)	M&A and restructuring costs for the three months ended March 31, 2022 consist of transaction costs, integration and restructuring costs related to the acquisition of OpenSlate. M&A recoveries for the three months ended March 31, 2021 consist of reductions to deferred compensation liabilities related to acquisitions.
(b)	Offering, IPO readiness and secondary offering costs for the three months ended March 31, 2022 and March 31, 2021 consist of third-party costs incurred for our IPO and secondary offering.
(c)	Other costs for the three months ended March 31, 2022 consist of costs related to the departures of the Company’s former Chief Operating Officer and Chief Customer Officer, and of costs related to the disposal of furniture for an unoccupied lease office space. For the three months ended March 31, 2021, other costs include reimbursements paid to Providence.

(d)	Other expense (income) for the three months ended March 31, 2022 and March 31, 2021 consists of the impact of foreign currency transaction gains and losses associated with monetary assets and liabilities.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended
	March 31,
(in thousands)	2022	2021
Product development	$3,366	$278
Sales, marketing and customer support	3,829	624
General and administrative	3,799	1,636
Total stock-based compensation	$10,994	$2,538

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Second Quarter and Full-Year 2022 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” under our Annual Report on Form 10-K filed with the SEC on March 8, 2022 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com